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Exhibit 32.1

DIGIMARC CORPORATION
CERTIFICATION

        In connection with the Amendment No. 1 to the annual report on Form 10-K/A of Digimarc Corporation (the "Company") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Bruce Davis, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

          (1)   the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

        This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: December 8, 2003
By:	/s/ BRUCE DAVIS Bruce Davis Chief Executive Officer

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  Exhibit 32.1
DIGIMARC CORPORATION CERTIFICATION